POWER OF ATTORNEY
For Forms 3, 4 and 5

 I hereby constitute and appoint each of Ann McCauley, Scott Goldenberg and Mary
B. Reynolds, acting singly, with full power of substitution to each, my true and lawful attorney-in-fact to:

1. prepare, execute and file with the United States Securities and Exchange
Commission and any stock exchange or similar authority for and on my behalf
Forms 3, 4 and 5 pursuant to Section 16(a) of the Securities Exchange Act of
1934, as amended, and the rules thereunder with respect to securities of The TJX
Companies, Inc. (the "Company") and any amendments thereto; and

2. prepare, execute and file such other documents and take such other action that I could take and which, in the opinion of the attorney-in-fact so acting, may be necessary or desirable in connection with the foregoing.

I acknowledge that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion but that I remain responsible for the content of such forms.  I further acknowledge that neither the foregoing attorneys-in-fact in serving in such capacity at my request nor the Company is assuming any responsibilities for my compliance with Section 16 of the Securities Exchange
Act of 1934, as amended, and shall have no liability for any action taken or failed to be taken pursuant to this Power of Attorney or with respect to such compliance.

This Power of Attorney shall remain in full force and effect until I am no longer required
 to file Forms 3, 4 and 5 with respect to securities of the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney may be filed with the United States
Securities and Exchange Commission as a confirming statement of authority granted herein.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this
 29th day of November, 2016.

/s/ Jackwyn Nemerov
Signature

Jackwyn Nemerov
Print Name